Exhibit (m)(i)

                                FIFTH THIRD FUNDS
                                 RULE 12B-1 PLAN

         This Rule 12b-1 Plan ("Plan") is adopted as of December 1, 1995, by the Board of Trustees of FIFTH THIRD FUNDS (the "Trust"), a Massachusetts business trust, with respect to certain classes of shares ("Classes") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

         1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), so as to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Classes of the Funds' shares (the "Shares").

         2. Total fees under the Plan payable to the Distributor shall be as follows: Class A - 0.25 of average daily net assets; Class C - 0.75 of average daily net assets; Advisor Class - 0.50 of average daily net assets.

         3. The Trust shall pay the Distributor a service fee at the end of each month at the annual rate of up to 0.25% of average daily net assets attributable to the Class A and Advisor Shares of each Series to compensate the Distributor and any securities firms or other third parties who render personal services to and/or maintain shareholder accounts for the shareholders of the Class A and Advisor Shares.

         4. The Trust shall pay the Distributor a distribution fee under the Plan at the end of each month to compensate the Distributor for services provided and expenses incurred by it in connection with sales, promotional and marketing activities relating to the Class A, Class C and Advisor Class Shares. The amount of the distribution fees so paid shall be calculated by subtracting from total fees payable by each respective class the amount of payments made by each such class in the form of service fees. Payment of the distribution fee described in this Paragraph shall be subject to any limitation set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

         5. Any payment to BISYS in accordance with this Plan will be made pursuant to the "Distribution Agreement" entered into by the Trust and BISYS. Any payments made by BISYS to Brokers and Participating Organizations with funds received as compensation under this Plan will be made pursuant to the "Rule 12b-1 Agreement" entered into by BISYS and the Broker or Participating Organizations.

         6. BISYS has the right (i) to select, in its sole discretion, the Brokers and Participating Organizations to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Rule 12b-1 Agreement.

         7. Quarterly in each year that this Plan remains in effect, BISYS shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

         8. This Plan shall become effective with respect to each Class (i) after approval by majority votes of: (a) the Trust's Board of Trustees; (b) the Disinterested Trustees of the Trust, cast in person at a meeting called for the purpose of voting on the Plan; and (c) the outstanding voting securities of the particular Class, as defined in Section 2(a)(42) of the Act and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

         9. This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the Trustees as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of Paragraph 8(ii) above and will continue in effect until the next annual approval of this Plan by the Trustees and thereafter for successive periods of one year subject to approval as described above.

         10. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on it.

         11. This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

         12. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by BISYS on 60 days' notice to the particular Trust.

         13. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

         14. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 12 herein.

         15. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

Adopted:  December 1, 1995
Last Amended:  March 24, 2004

                                                           DATED: MARCH 15, 2000
                                                 LAST AMENDED: NOVEMBER 10, 2003

                                    EXHIBIT A
                                       TO
                                FIFTH THIRD FUNDS
                                 RULE 12B-1 PLAN

                 The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Class A Shares of the Series of the Trust set forth below (the "Applicable Funds"):

CLASS A SHARES:
Fifth Third Government Money Market Fund                     Fifth Third Small Cap Growth Fund
Fifth Third Prime Money Market Fund                          Fifth Third Equity Index Fund
Fifth Third Municipal Money Market Fund                      Fifth Third Large Cap Core Fund
Fifth Third Quality Growth Fund                              Fifth Third Short Term Bond Fund
Fifth Third Disciplined Large Cap Value Fund                 Fifth Third Michigan Municipal Bond Fund
Fifth Third Select Stock Fund                                Fifth Third Municipal Bond Fund
Fifth Third Balanced Fund                                    Fifth Third Ohio Tax Exempt Money Market
Fifth Third Mid Cap Growth Fund                                       Fund
Fifth Third International Equity Fund                        Fifth Third LifeModel Conservative FundSM
Fifth Third Technology Fund                                  Fifth Third LifeModel Moderately
Fifth Third Intermediate Bond Fund                                    Conservative FundSM
Fifth Third Bond Fund                                        Fifth Third LifeModel Moderate FundSM
Fifth Third U.S. Government Bond Fund                        Fifth Third LifeModel Moderately
Fifth Third Intermediate Municipal Bond Fund                          Aggressive FundSM
Fifth Third Ohio Municipal Bond Fund                         Fifth Third LifeModel Aggressive FundSM
Fifth Third Multi Cap Value Fund                             Fifth Third Small Cap Value Fund
Fifth Third Micro Cap Value Fund
Fifth Third Michigan Municipal Money
         Market Fund

                 In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid a monthly fee computed at the annual rate of up to 0.25% of the average aggregate net asset value of the Class A Shares of each Applicable Fund held during the month.

         FIFTH THIRD FUNDS

         By: /s/ David Bunstine
             ------------------
         Name: David Bunstine
         Title: President

                                                            DATED: MARCH 5, 2000
                                                 LAST AMENDED: NOVEMBER 10, 2003

                                    EXHIBIT B
                                       TO
                                FIFTH THIRD FUNDS
                                 RULE 12B-1 PLAN

                 The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Class C Shares of the Series of the Trust set forth below (the "Applicable Funds"):

CLASS C SHARES:
Fifth Third Quality Growth Fund                              Fifth Third Strategic Income Fund
Fifth Third Disciplined Large Cap Value Fund                 Fifth Third Equity Index Fund
Fifth Third Select Stock Fund                                Fifth Third Large Cap Core Fund
Fifth Third Balanced Fund                                    Fifth Third Short Term Bond Fund
Fifth Third Mid Cap Growth Fund                              Fifth Third Michigan Municipal Bond Fund
Fifth Third International Equity Fund                        Fifth Third Municipal Bond Fund
Fifth Third Technology Fund                                  Fifth Third Prime Money Market Fund
Fifth Third Intermediate Bond Fund                           Fifth Third LifeModel Conservative FundSM
Fifth Third Bond Fund                                        Fifth Third LifeModel Moderately
Fifth Third U.S. Government Bond Fund                                 Conservative FundSM
Fifth Third Intermediate Municipal Bond Fund                 Fifth Third LifeModel Moderate FundSM
Fifth Third Ohio Municipal Bond Fund                         Fifth Third LifeModel Moderately
Fifth Third Multi Cap Value Fund                                      Aggressive FundSM
Fifth Third Micro Cap Value Fund                             Fifth Third LifeModel Aggressive FundSM
Fifth Third Small Cap Growth Fund                            Fifth Third Small Cap Value Fund

                 In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid a monthly fee computed at the annual rate of 0.75% of the average aggregate net asset value of the Class C Shares of each Applicable Fund held during the month.

         FIFTH THIRD FUNDS

         By: /s/ David Bunstine
         ----------------------
         Name: David Bunstine
         Title: President

                                                            DATED: APRIL 4, 2001
                                                 LAST AMENDED: NOVEMBER 10, 2003

                                    EXHIBIT C
                                       TO
                                FIFTH THIRD FUNDS
                                 RULE 12B-1 PLAN

                 The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Advisor Shares of the Series of the Trust set forth below (the "Applicable Funds"):

Advisor Shares:
Fifth Third Intermediate Bond Fund                           Fifth Third Quality Growth Fund
Fifth Third Bond Fund                                        Fifth Third Balanced Fund
Fifth Third Intermediate Municipal Bond Fund                 Fifth Third Mid Cap Growth Fund
Fifth Third Strategic Income Fund                            Fifth Third Technology Fund
Fifth Third Multi Cap Value Fund                             Fifth Third Prime Money Market Fund
Fifth Third Micro Cap Value Fund                             Fifth Third LifeModel Conservative FundSM
Fifth Third Michigan Municipal Money                         Fifth Third LifeModel Moderately
         Market Fund                                                  Conservative FundSM
Fifth Third Small Cap Growth Fund                            Fifth Third LifeModel Moderate FundSM
Fifth Third Large Cap Core Fund                              Fifth Third LifeModel Moderately
Fifth Third Equity Index Fund                                         Aggressive FundSM
Fifth Third Short Term Bond Fund                             Fifth Third LifeModel Aggressive FundSM
Fifth Third Michigan Municipal Bond Fund                     Fifth Third Small Cap Value Fund
Fifth Third Municipal Bond Fund                              Fifth Third International Equity Fund


                 In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid a monthly fee computed at the annual rate of up to 0.50% of the average aggregate net asset value of the Advisor Shares of each Applicable Fund held during the month.

         FIFTH THIRD FUNDS

         By: /s/ David Bunstine
         -----------------------
         Name: David Bunstine
         Title: President

                                                            DATED: APRIL 4, 2001
                                                      AMENDED: NOVEMBER 30, 2002

                                    EXHIBIT D
                                       TO
                                FIFTH THIRD FUNDS
                                 RULE 12B-1 PLAN

         The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Service Shares of the Series of the Trust set forth below (the "Applicable Funds"):

SERVICE SHARES:

Fifth Third Institutional Government Money Market Fund
Fifth Third Institutional Money Market Fund
Fifth Third U.S. Treasury Money Market Fund

         In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid a monthly fee computed at the annual rate of up to 0.25% of the average aggregate net asset value of the Service Shares of each Applicable Fund held during the month.

FIFTH THIRD FUNDS

By: /s/ David Bunstine
-----------------------
Name: David Bunstine
Title: President